Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 6, 2006, Capital Growth Systems, Inc., a Florida corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Global Capacity Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of the Company, Global Capacity Group, Inc., a Texas corporation (“GCG”), John Abraham and David P. Walsh (the “Executives”). Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company agreed to acquire all of the capital stock of GCG in exchange for certain cash and stock consideration. The Company and GCG agreed to accomplish the transaction through a reverse triangular merger whereby Global Capacity Merger Sub, Inc. would merge with and into GCG (the “Merger”) and GCG would be the surviving corporation of the Merger. The parties subsequently agreed to amend the Merger Agreement on October 12, 2006, as discussed under the heading “Amendment to Merger Agreement” below and incorporated herein (the “Amendment”).

The closing of the transaction contemplated by the Merger Agreement was initially anticipated to occur on October 16, 2006, or at such other time and date as the parties may agree upon in writing (the “Closing”).  Upon Closing, all of the shares of GCG's common stock, without par value, issued and outstanding immediately prior to the effective time of the Merger were agreed to be canceled, and, other than certain options, warrants and other contractual or other rights to purchase or otherwise acquire or convert into GCG's common stock that were not canceled were agreed to be canceled and retired, and converted into the right to receive, in the aggregate: (i) the cash consideration in the amount of $5,000,000, (ii) the First Period Contingent Consideration (as defined and discussed below), if any, and (iii) the Second Period Contingent Consideration (as defined and discussed below), if any (collectively, the “Merger Consideration”). The cash consideration payable at Closing was agreed to be reduced by the outstanding option deposit in the amount of $200,000 and certain indebtedness of GCG outstanding at Closing. At Closing, each share of Global Capacity Merger Sub, Inc. was agreed to be converted into and exchanged for one (1) share of the common stock of GCG.

The Executives under the Merger Agreement were collectively eligible to receive up to a $3,000,000 cash payment (the “First Period Contingent Consideration”), to be allocated between them in accordance with their respective percentage interests, contingent upon GCG generating certain levels of annualized gross revenues and annualized gross margins, as of the first measurement month.

The Executives were also collectively eligible to receive up to a $3,000,000 payment, either in cash or in the Company's common stock, or a combination thereof (determined by the Company in its sole and absolute discretion) (the “Second Period Contingent Consideration”) to be allocated between them in accordance with their percentage interests, contingent upon GCG generating certain levels of annualized gross revenues and annualized gross margins as of the second measurement month. If the Executives were eligible for the Second Period Contingent Consideration and if the Company, in its sole and absolute discretion, elected to issue the Company's common stock to the Executives instead of paying cash (or as part of the payment), then the number of shares of the Company's common stock to be issued was agreed to be determined based upon the average fair market value per share for the Company's common stock as of the end of the last full calendar month preceding the third anniversary of the effective time of the Merger. The agreed upon value for the Company’s common stock was the average fair market value per share based upon the average closing price for the Company's common stock for such month if it was a publicly traded security, and if not publicly traded, then the Second Period Contingent Consideration must be paid in cash.

On October 12, 2006, the parties to the Merger Agreement agreed to amend such Merger Agreement (“Amendment to Merger Agreement”) as follows: (a) the Closing date was extended to (and was actually completed) on December 11, 2006; (b) the Company agreed to make a $100,000 non-refundable, fully earned extension payment to GCG on or before October 16, 2006, which would increase the total cash consideration payable upon Closing to $5,100,000 (as reduced by the previous option deposit in the amount of $200,000); and (c) the Company agreed to make a payment of $100,000, on or before October 16, 2006, to counsel to GCG for legal fees. All other terms of the Merger Agreement remained in full force and effect.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Company’s acquisition of GCG on December 11, 2006 (the “Transaction”) on the Company’s historical financial position and its results of operations. The Company has derived its historical financial data for the year ended December 31, 2005 from its audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2005. The Company has derived its historical financial data as of and for the nine months ended September 30, 2006 from its unaudited financial statements included in the Form 10-QSB for the quarter ended September 30, 2006. The Company has derived GCG's historical financial data for the year ended December 31, 2005 from the audited statement of operations included in this Form 8-K/A.  The Company has compiled GCG's historical nine month period ended September 30, 2006 statement of operations from the GCG books and records.

The unaudited pro forma combined statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006 assume that the Transaction took place on January 1, 2005. The unaudited pro forma combined balance sheet as of September 30, 2006 assumes that the Transaction took place on that date.

The information presented in the unaudited pro forma combined financial statements does not purport to represent what the Company’s financial position or results of operations would have been had the Transaction occurred as of the dates indicated, nor is it indicative of the Company’s future financial position or results of operations for any period. In addition, the Company and GCG may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances and which are expected to have a continuing effect on the combined results. A final determination of fair values relating to the GCG acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of GCG that exist as of the date of the completion of the Transaction. The final valuation will change the allocations of the purchase price, which will affect the fair value assigned to the assets and liabilities and will result in a change to the unaudited pro forma combined financial statements data.

Included in the unaudited pro forma combined condensed statements of operations of the Company and GCG for the year ended December 31, 2005 are the pro forma adjustments related to the acquisition of 20/20 Technologies, Inc. (“20/20”) on September 8, 2006. Pursuant to the terms of a merger agreement between the Company (together with its wholly owned subsidiary, 20/20 Mergerco, Inc.) and 20/20, the Company agreed to acquire all of the capital stock of 20/20 in exchange for certain cash, stock consideration and the assumption of certain indebtedness by virtue of a reverse triangular merger of 20/20 with 20/20 Mergeco, Inc., whereby 20/20 Mergeco, Inc. was merged with 20/20, and 20/20 was the surviving corporation.

The aggregate consideration paid to 20/20 in connection with the acquisition of 20/20 was $8,727,050, comprised of debt refinanced in the amount of $3,559,416 and stock valued at $5,167,634 comprised of 3,899,315 shares of the Company's common stock, par value of $0.0001 (“Common Stock”) and 2,516.10 shares of the Company's Series B preferred stock, par value $.0001 (the “Series B Preferred Stock”, and collectively with the shares of Common Stock, the “Transaction Shares”). The Company’s Series B preferred stock, by its terms will automatically convert into an additional 3,700,147 shares of common stock upon the filing of articles of amendment to the Company’s articles of incorporation authorizing the issuance of not less than 50,000,000 shares of common stock, and enjoys a liquidation preference prior to conversion equal to$0.68 per share. The results of 20/20 have been included in the results of the Company since the date of acquisition, therefore the unaudited pro forma combined statement of operations for the nine month period ended September 30, 2006, include an adjustment for 20/20 for the period from January 1, 2006 to September 8, 2006. The unaudited pro forma combined balance sheet presented as of September 30, 2006 is subsequent to the acquisition date of 20/20 and as a result, the only adjustment required was a reclassification related to an estimate of identified intangible assets.

Also, included in the unaudited pro forma combined condensed statements of operations and balance sheet of the Company and Global Capacity Group, Inc. are the pro forma adjustments related to the acquisition of CentrePath, Inc. (“CentrePath”) on November 30, 2006. The unaudited pro forma combined financial statements and adjustment related to the Company’s acquisition of CentrePath were previously filed on Form 8K/A dated March 27, 2007. On November 22, 2006, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CGSI MergerCo, Inc., a Delaware corporation (“MergerCo”) and CentrePath, Inc. pursuant to which MergerCo. agreed to be merged with and into CentrePath, and CentrePath would be the surviving corporation in the merger. The merger consideration was a cash amount equal to $6,750,000 (the “Merger Consideration”) subject to a net working capital adjustment. On November 30, 2006, the Company consummated the acquisition of CentrePath, pursuant to the Merger Agreement, which included an additional payment of $750,000 related to the net working capital adjustment bringing the total amount of the Merger Consideration to $7,500,000.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes contained in the annual, quarterly and other reports filed by us with the SEC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS OF
CAPITAL GROWTH SYSTEMS, INC. (CGSI), GLOBAL CAPACITY GROUP, INC. (GCG),
CENTREPATH, INC. (CENTREPATH) & 20/20 TECHNOLOGIES, INC. (20/20)
For the year ended December 31, 2005

	Historical				Pro Forma

					20/20		CentrePath		GCG
	CGSI	20/20	CentrePath	GCG	Adjustments		Adjustments		Adjustments		Combined
Revenues:

Total revenues	15,656,226	1,914,231	9,836,977	2,412,883	-		-		-		29,820,317

Total cost of revenues	8,520,909	-	8,587,631	1,749,960	-		-		-		18,858,500

Gross margin	7,135,317	1,914,231	1,249,346	662,923	-		-		-		10,961,817

Operating Expenses:
Compensation	5,446,071	2,707,808	5,023,720	284,117	-		-		-		13,461,716
Travel and entertainment	248,279	497,923	472,007	-	-		-		-		1,218,209
Occupancy	490,099	348,138	488,277	46,581	-		-		-		1,373,095
Professional fees	639,965	867,621	63,669	50,515	-		-		-		1,621,770
Insurance	319,533	-	180,114	-	-		-		-		499,647
Depreciation and amortization	852,000	140,369	816,927	11,484	500,000	(Q)	318,000	(N)	530,000	(G)	3,168,780
Other operating expenses	1,023,619	333,721	1,241,056	250,034	-		-		-		2,848,430
Merger & acquisition costs	-	2,295,956	-	-	-		-		-		2,295,956

Total operating expenses	9,019,566	7,191,536	8,285,770	642,731	500,000		318,000		530,000		26,487,603

Loss from Operations	(1,884,249)	(5,277,305)	(7,036,424)	20,192	(500,000)		(318,000)		(530,000)		(15,525,786)

Other income (expense):											-
Interest expense, net	(347,191)	(776,512)	(254,324)	(9,172)	(459,000)	(O)	(225,000)	(H)	(376,000)	(A)	(2,447,199)
Other income (expense)	-	-	259,690	-	-		-		-		259,690

Total other income (expense)	(347,191)	(776,512)	5,366	(9,172)	(459,000)		(225,000)		(376,000)		(2,187,509)

Net loss before income taxes	(2,231,440)	(6,053,817)	(7,031,058)	11,020	(959,000)		(543,000)		(906,000)		(17,713,295)
Income taxes	61,448	-	-	-	-		-		-		61,448
Net loss	(2,292,888)	(6,053,817)	(7,031,058)	11,020	(959,000)		(543,000)		(906,000)		(17,774,743)

Loss per share	$(0.13)										$(0.85)

Weighted average shares outstanding:	16,984,606				3,899,315	(P)	—		—		20,883,921

See notes to unaudited pro forma combined consolidated financial statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
CAPITAL GROWTH SYSTEM, INC. (CGSI), GLOBAL CAPACITY GROUP, INC.
(GCG), CENTREPATH, INC. (CENTREPATH) AND 20/20 TECHNOLOGIES, INC. (20/20)
For the nine months ended September 30, 2006

	Historical				Pro forma

					20/20		CentrePath		GCG
	CGSI	20/20	CentrePath	GCG	Adjustments		Adjustments		Adjustments		Combined
Revenues:

Total revenues	10,849,850	1,603,302	7,481,007	4,334,603	-		-		-		24,268,762

Total cost of revenues	5,571,472	-	6,585,290	3,225,821	-		-		-		15,382,583

Gross margin	5,278,378	1,603,302	895,717	1,108,782	-		-		-		8,886,179

Operating Expenses:
Compensation	5,485,855	1,244,271	4,371,211	471,350	-		-		-		11,572,687
Travel and entertainment	164,055	249,379	293,343	-	-		-		-		706,777
Occupancy	410,344	225,739	401,678	54,812	-		-		-		1,092,573
Professional fees	1,368,535	272,235	57,224	55,198	-		-		-		1,753,192
Insurance	248,057	-	109,120	-	-		-		-		357,177
Depreciation and amortization	611,194	15,651	303,862	-	375,000	(Q)	239,000	(N)	398,000	(G)	1,942,707
Other operating expenses	693,721	146,713	968,990	276,984	-		-		-		2,086,408
Merger & acquisition costs	-	101,657	-	-	-		-		-		101,657

Total operating expenses	8,981,761	2,255,645	6,505,428	858,344	375,000		239,000		398,000		19,613,178

Loss from Operations	(3,703,383)	(652,343)	(5,609,711)	250,438	(375,000)		(239,000)		(398,000)		(10,726,999)

Other income (expense):
Interest expense, net	(1,030,917)	(633,356)	(208,556)	(11,851)	(229,000)	(O)	(17,000)	(G)	(282,000)	(A)	(2,412,680)
Other income (expense)	-	-	6,081	-							6,081

Total other income (expense)	(1,030,917)	(633,356)	(202,475)	(11,851)	(229,000)		(17,000)		(282,000)		(2,406,599)

Net loss before income taxes	(4,734,300)	(1,285,699)	(5,812,186)	238,587	(604,000)		(256,000)		(680,000)		(13,133,598)
Income taxes	45,151	-	-	-	-		-		-		45,151
Net loss	(4,779,451)	(1,285,699)	(5,812,186)	238,587	(604,000)		(256,000)		(680,000)		(13,178,749)

Loss per share	$(0.27)										$(0.61)

Weighted average shares outstanding:	17,737,537				3,899,315	(N)	-		-		21,636,852

See notes to unaudited pro forma combined consolidated financial statements

UNAUDITED PRO FORMA COMBINED BALANCE SHEET OF CAPITAL GROWTH SYSTEMS, INC.
(CGSI), GLOBAL CAPACITY GROUP, INC. (GCG), CENTREPATH, INC (CENTREPATH) AND 20/20 TECHNOLOGIES, INC. (20/20)
September 30, 2006

	Historical			Pro Forma
				CentrePath		GCG		20/20
	CGSI	CentrePath	GCG	Adjustments		Adjustments		Adjustments		Combined
ASSETS
Current assets:
Cash	$344,637	$5,977,835	$-	$(3,617,047)	(J)	$(600,000)	(C)	$-		$2,105,425
Accounts receivable, net	1,914,910	708,060	503,120	-		-		-		3,126,090
Inventories, net	1,197,325	-	-	-		-		-		1,197,325
Prepaid expenses	116,402	317,086	6,306	-		-		-		439,794
Loan to shareholders	-	-	64,807	-		(64,807)	(F)	-		-
Other current assets	11,730	-	-	-		-		-		11,730

Total current assets	3,585,004	7,002,981	574,233	(3,617,047)		(664,807)		-		6,880,364

Fixed Assets, net accumulated depreciation	871,560	1,821,000	188,146	-		-		-		2,880,706
Intangible assets, net	2,389,859	-	-	2,300,000	(I)	3,600,000	(B)	5,185,400	(R)	13,475,259
Goodwill	17,373,365	-	-	2,135,493	(I)	1,911,336	(B)	(5,185,400)	(R)	16,234,794
Other assets	257,041	118,716	19,880	-		-		-		395,637

	$24,476,829	$8,942,697	$782,259	$818,446		$4,846,529		$-		$39,866,760

LIABILITIES AND SHAREHOLDERS’ EQUITY										-
Current liabilities:										-
Current maturities of debt	$10,686,772	$-	$27,965	$7,850,000	(L)	$4,700,000	(C)	$-		$23,264,737
Bank overdraft	-	-	15,128	-		-		-		15,128
Accounts payable	2,477,662	387,311	440,860	150,000	(M)	150,000	(I)	-		3,605,833
Accrued expenses	2,301,945	554,913	209,418	-		-		-		3,066,276
Deferred revenues	1,917,645	818,919	-	-		-		-		2,736,564
Advance billings	459,805	-	-	-		-		-		459,805
Other current liabilities	162,067	-	2,907	-		-		-		164,974

Total current liabilities	18,005,896	1,761,143	696,278	8,000,000		4,850,000		-		33,313,317

Debt, net of current maturities	637,272	3,967,047	82,510	(3,967,047)	(J)	-		-		719,782

Total liabilities	18,643,168	5,728,190	778,788	4,032,953		4,850,000		-		34,033,099

Shareholders’ equity:										-
Preferred Stock	-	-	-	-		-		-		-
Common stock	2,101	-	1,000	-		(1,000)	(D)	-		2,101
Additional paid-in capital	21,597,829	193,341,189	-	(193,341,189)	(K)	-				21,597,829
Accumulated deficit	(15,763,766)	(190,126,682)	2,471	190,126,682	(K)	(2,471)	(D)	-		(15,763,766)
Foreign currency translation adjustment	(2,503)	-	-	-		-		-		(2,503)

Total shareholders’ equity	5,833,661	3,214,507	3,471	(3,214,507)		(3,471)		-		5,833,661

Total liabilities and shareholders’equity	$24,476,829	$8,942,697	$782,259	$818,446		$4,846,529		$-		$39,866,760

See notes to unaudited pro forma combined consolidated financial statements

NOTES TO UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

Effective December 12, 2006, the Company consummated the acquisition of Global Capacity Group, Inc. (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 6, 2006, by and among Global Capacity Merger Sub, Inc., Global Capacity Group, Inc., John Abraham and David P. Walsh, as extended pursuant to the Extension Agreement (“Extension”) dated October 12, 2006, as amended by the Amendment to Agreement and Plan of Merger dated November 30, 2006, by and among Company, Global Capacity Merger Sub, Inc., Global Capacity Group, Inc., John Abraham and David P. Walsh, and as further amended by the Amendment to Agreement and Plan of Merger dated December 11, 2006, by and among the Company, Global Capacity Merger Sub, Inc., Global Capacity Group, Inc., John Abraham and David P. Walsh. The aggregate consideration paid to Global Capacity Group, Inc. in connection with the Merger was $5,300,000.

The Company established a tranche of up to $5,500,000 of 60 day bridge notes that it was issuing pursuant to a global bridge note purchase agreement (the “Global Bridge Note Purchase Agreement”) dated as of December 11, 2007, by and among the Company and various lenders party thereto, to provide the cash necessary to fund the purchase of Global Capacity Group, Inc. ($5,300,000) plus an additional up to $200,000 for general working capital purposes. Each bridge note bore interest at 8% per annum and was secured by a collateral pledge of the stock of Global Capacity Group, Inc. as well as a junior security interest in the assets of Global Capacity Group, Inc. In addition, for each $1,000,000 of bridge notes funded the lenders received a detachable warrant to purchase up to 225.00225 shares of series AA convertible preferred stock of the Company, which by their terms will be convertible into 500,000 shares of common stock upon the authorization of the underlying common stock, and with the warrants exercisable on or before December 31, 2009 at an as converted to common stock purchase price of $0.45 per share. The certificate of designations for the series AA convertible preferred stock provides that the series AA convertible preferred stock will automatically convert to common stock once the articles of incorporation for the Company are amended to authorize the issuance of not less than 200,000,000 shares of common stock.  On December 11, 2006, an aggregate of $4,700,000 of bridge notes were issued.  The balance of the merger consideration was provided by available cash from the Company.

The unaudited pro forma combined statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006 assume that the Transaction took place on January 1, 2005. The unaudited pro forma combined balance sheet as of September 30, 2006 assumes that the Transaction took place on that date.

The Company has hired a third-party independent valuation firm to assist in determining the fair value of the assets acquired and liabilities assumed, including identifying the value of intangible assets that existed at the date of the acquisition of Global Capacity Group, Inc. Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Global Capacity, Inc’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of September 30, 2006 for purposes of illustrating the unaudited proforma combined balance sheet. The estimated consideration is allocated as follows:

Cash		$5,300,000
Professional fees		150,000
Total consideration & acquisition costs		$5,450,000
Assets and liabilities acquired/assumed
Accounts receivable	997,713
Prepaid expenses & other assets	26,186
Deferred expenses	366,141
Property and equipment, net	188,146
Cash overdraft	(15,128)
Accounts payable	(807,001)
Deferred billings	(494,593)
Other current liabilities	(240,290)
Long-term liabilities	(82,510)
Net liabilities assumed		(61,336)
Intangible assets		3,600,000
Goodwill		1,911,336
Total		$5,450,000

The excess of the total purchase price over preliminary fair values of all identifiable assets acquired, net of liabilities assumed, amounted to $5.5 million of which $1.9 million was allocated to goodwill and $3.6 million to intangible assets pending the final valuation being performed by an independent third-party valuation firm. A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of Global Capacity Group, Inc. that exist as of the date of the completion of the Global Capacity Group, Inc. acquisition. The final valuation will change the allocations of purchase price, which will affect the fair value assigned to the assets and liabilities and will result in a change to the unaudited pro forma combined financial statements data. Among the factors that could affect the preliminary fair value estimates are changes in the amounts allocated to intangible assets, changes in the net realizable value of assets, and changes in accrued liability and accounts payable balances.

Included in the unaudited pro forma combined condensed statements of operations of the Company and Global Capacity Group, Inc. for the year ended December 31, 2005 are the pro forma adjustments related to the acquisition of 20/20 on September 8, 2006. Pursuant to the terms of a merger agreement between the Company and 20/20, the Company agreed to acquire all of the capital stock of 20/20 in exchange for certain cash, stock consideration and the assumption of certain indebtedness. The Company and 20/20 effected the transaction through a reverse triangular merger whereby 20/20 Mergeco was merged with 20/20, and 20/20 was the surviving corporation.

Also, included in the unaudited pro forma combined condensed statements of operations and balance sheet of the Company and Global Capacity Group, Inc. are the pro forma adjustments related to the acquisition of CentrePath on November 30, 2006. The unaudited pro forma combined financial statements and adjustment related to the Company’s acquisition of CentrePath were previously filed on Form 8K/A date March 26, 2007. On November 22, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CGSI MergerCo, Inc., a Delaware corporation (“MergerCo”) and CentrePath pursuant to which MergerCo. agreed to be merged with and into CentrePath, and CentrePath would be the surviving corporation in the merger. The merger consideration is a cash amount equal to $6,750,000 (the “Merger Consideration”) subject to a net working capital adjustment. On November 30, 2006, the Company consummated the acquisition of CentrePath pursuant to the Merger Agreement, which included an additional payment of $750,000 related to the net working capital adjustment bringing the total amount of the Merger Consideration to $7,500,000.

2. Pro Forma Adjustments

Global Capacity Group, Inc.’s Pro Forma Adjustments

Certain reclassifications have been made to conform Global Capacity Group, Inc.’s historical amounts to the Company’s financial statement presentation.

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition was completed on September 30, 2006 for the balance sheet purposes and as of January 1, 2005 for the statements of operations purposes and reflects the following pro forma adjustments:

(A)	This reflects the interest expense on the Bridge Notes Payable that was issued as part of the merger agreement in the amount of $376,000 and $282,000 for the twelve month and nine month periods ended December 31, 2005 and September 30, 2006, respectively.

(B)
Of the total purchase price, $1.9 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets acquired. The Company provides network integration and wholesale network services to both large enterprise customers and carriers. Global Capacity Group, Inc. designs, builds and manages complex communications networks using best-in-class service providers and equipment manufacturers to deliver customized solutions. Global Capacity Group, Inc. has been providing high-quality outsourced networks in the United States since 2001. These capabilities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but will be reviewed at least annually for impairment, or more frequently if certain triggering events occur. In the event that management determines that the value of goodwill has become impaired, the Company will incur an expense in the amount of the impairment during the fiscal quarter in which the determination is made. The Company has preliminarily allocated $3.6 million to intangible assets related to developed technology, customer lists, and a trade name. The amount will be adjusted upon the completion of a valuation being performed by an independent third-party valuation firm.

(C)
Represents the acquisition of 100% of the share capital of Global Capacity Group, Inc. as of December 11, 2006 in exchange for $5,300,000 in cash less the amount provided by the Bridge Notes Payable that was issued as part of this merger agreement in the amount of $4,700,000.

(D)	Represents the elimination of Global Capacity Group, Inc’s equity.

(E)	Represents the accrual of professional fees associated with the acquisition of Global Capacity Group.

(F)	This represents the write-off of loans to the former shareholders.

(G)	Represents estimated amortization expense related to the acquired intangible assets.

CentrePath, Inc.’s Pro Forma Adjustments

Certain reclassifications have been made to conform CentrePath’s historical amounts to the Company’s financial statement presentation.

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition was completed on September 30, 2006 for the balance sheet purposes and as of January 1, 2005 for the statements of operations purposes and reflects the following pro forma adjustments:

(H)	This reflects the interest expense on the Bridge Notes Payable that was issued as part of the merger agreement in the amount of $540,000 and $405,000 for the twelve month and nine month periods ended December 31, 2005 and September 30, 2006, respectively. These amounts were offset by interest expense associated with the and notes payable issued by CentrePath in 2005 totaling $315,000 and $388,000, for the twelve month and nine month periods ended December 31, 2005 and September 30, 2006, respectively.

(I)
Of the total purchase price, $2.1 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets acquired. CentrePath is a world-class provider of intelligent network management services to large multinational corporations, systems integrators and regional owners of private fiber optic networks. Using its unique high-availability network operations center (NOC), powered by its remote management software (OSS) and proven management methodologies, CentrePath has been providing high-quality outsourced network management services to institutions across the United States and the United Kingdom for the past six years. These capabilities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but will be reviewed at least annually for impairment, or more frequently if certain triggering events occur. In the event that management determines that the value of goodwill has become impaired, the Company will incur an expense in the amount of the impairment during the fiscal quarter in which the determination is made. The Company has preliminarily allocated $2.3 million to intangible assets related to a database, customer list, and a trade name. The amount will be adjusted upon the completion of a valuation being performed by an independent third-party valuation firm.

(J)
Represents the reduction of cash utilized for the payoff of the Notes Payable that existed as of the acquisition date of $3,967,047, offset by the $350,000 of additional cash provided by the CentrePath Bridge Notes Payable. The total amount of this note payable was $7,850,000 of which $7,500,000 was used for the acquisition of CentrePath.

(K)	This represents the elimination of CentrePath’s equity.

(L)	Represents the issuance of debt related to the acquisition of CentrePath,. totaling $7,850,000 and the payoff of CentrePath’s existing notes payable of $3,967,047 at the date of closing.

(M)	Represents the accrual for professional fees incurred associated with the acquisition of CentrePath.

(N)	Represents estimated amortization expense related to the acquired intangible assets.

20/20 Technologies, Inc.’s Pro Forma Adjustments

Certain reclassifications have been made to conform 20/20’s historical amounts to the Company’s financial statement presentation.

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition was completed on September 30, 2006 for the balance sheet purposes and as of January 1, 2005 for the statements of operations purposes and reflects the following pro forma adjustments:

(O)	This reflects the interest expense on the notes payable that was issued as part of the merger agreement in the amount of $644,000 and $322,000 for the twelve month and six month periods ended December 31, 2005 and June 30, 2006 respectively and by imputed interest on the accounts payable converted to debt in the amount of $101,000 and $50,000 for the twelve month and six month periods ended December 31, 2005 and June 30, 2006 respectively. These amounts were offset by interest expense associated with the 20/20 note payable that was paid off at closing totaling $286,000 and $143,000, for the twelve month. December 31, 2005 and June 30, 2006, respectively.

(P)	Represents stock valued at $5,303,068 and comprised of 3,899,315 shares of the Company's common stock, par value of $0.0001.

(Q)	Represents estimated amortization expense related to the acquired intangible assets.

(R)
Of the total purchase price, $7.6 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets acquired. 20/20, whose assets include UK-based Magenta, Ltd., a global leader in circuit pricing and network optimization. The Magenta technology and proprietary knowledge base is one of a very limited set of databases in the world and, to the best of the Company's knowledge, the only one with competitive global access information coupled with automation tools for calculating, configuring and quoting enterprise connectivity solutions. These capabilities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but will be reviewed at least annually for impairment, or more frequently if certain triggering events occur. In the event that management determines that the value of goodwill has become impaired, the Company will incur an expense in the amount of the impairment during the fiscal quarter in which the determination is made. The Company has preliminarily allocated $5.2 million to intangible assets related to database, customer lists, and a trade name. The amount will be adjusted upon the completion of a valuation being performed by an independent third-party valuation firm.